EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Gran Tierra Energy Inc. (the “Company”) for the quarter ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeffery Scott, Executive Chairman of the Board, Duncan Nightingale, Interim President and Chief Executive Officer of the Company, and James Rozon, Chief Financial Officer of the Company, each hereby certifies, to the best of his knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report, to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 6, 2015

/s/ Jeffrey Scott	/s/ Duncan Nightingale	/s/ James Rozon
By: Jeffrey Scott	By: Duncan Nightingale	By: James Rozon
Executive Chairman of the Board, Director	Interim President and Chief Executive Officer	Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.